Exhibit 1

              Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 11-K, into the Company's previously filed Registration Statement on Form S-8 (File No. 33-48665).

                                                 Arthur Andersen LLP
                                                 ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
November 30, 1994